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                                                                    Exhibit 99.1

                             Stilwell Financial Inc.
                Computation of Ratio of Earnings to Fixed Charges

                                                                                                                Three
                                                                                                                months
                                                                          Year ended December 31,               ended
                                                                                                               March 31,
                                                       ---------------------------------------------------
                                                        1997      1998        1999        2000      2001         2002
                                                       -------   -------    -------    ---------   -------     ---------
Pretax income, excluding equity in
   earnings of unconsolidated affiliates ...........   $ 205.0   $ 263.5    $ 539.8    $ 1,131.6   $ 544.6     $  127.6
Interest expense ...................................      10.4       6.5        5.9          7.7      34.8         13.4
Portion of rents representative of an
   appropriate interest factor .....................       4.2       5.8        5.8          7.5       6.5          1.1
Distributed earnings of less than 50%
   owned affiliates ................................         -         -          -            -         -            -
                                                       -------   -------    -------    ---------   -------     --------
Income (loss) as adjusted ..........................   $ 219.6   $ 275.8    $ 551.5      1,146.8   $ 585.9     $  142.1
                                                       -------   -------    -------    ---------   -------     --------

Fixed charges:
Interest expense on indebtedness ...................   $  10.4   $   6.5    $   5.9    $     7.7   $  34.8     $   13.4
Portion of rents representative of an
   appropriate interest factor .....................       4.2       5.8        5.8          7.5       6.5          1.1
                                                       -------   -------    -------    ---------   -------     --------
Total fixed charges ................................   $  14.6   $  12.3    $  11.7    $    15.2   $  41.3     $   14.5
                                                       -------   -------    -------    ---------   -------     --------

Ratio of Earnings to Fixed Charges .................     15.04     22.42      47.14        75.45     14.19         9.80
                                                       =======   =======    =======    =========   =======     ========
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